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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-33920 of Intrinsix Corp. on Form S-1 of our report dated March 29, 2000 (except for Note 6, which is as of June 23, 2000) (relating to the statement of revenues and direct expenses of the Design Services Division of Telexis Corporation for the year ended December 31, 1999) appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Ottawa, Ontario, Canada
September 5, 2000